      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2002

                                                      REGISTRATION NO. 333-89310

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                        MACQUARIE SECURITISATION LIMITED
                              (ABN 16 003 297 336)
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                               ------------------

                                    LEVEL 23
                                 20 BOND STREET
                                SYDNEY NSW, 2000
                                    AUSTRALIA
                         TELEPHONE: (011) 612 8232 6090
  (ADDRESS, INCLUDING ZIP CODE/POST CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                                AGENT FOR SERVICE

                          MACQUARIE EQUITIES (USA) INC.
                              ATTN.: DIANA BERGHERR
                               COMPLIANCE DIRECTOR
                                600 FIFTH AVENUE
                                    LEVEL 22
                            NEW YORK, NEW YORK 10020
                            TELEPHONE: (212) 548-2542
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                               ------------------

                                 WITH A COPY TO:

          MATTHEW O'HARE                                  DIANE CITRON, ESQ.
 MACQUARIE SECURITISATION LIMITED                      MAYER, BROWN, ROWE & MAW
     LEVEL 23, 20 BOND STREET                               1675 BROADWAY
    SYDNEY NSW 2000, AUSTRALIA                         NEW YORK, NEW YORK 10019

                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, AS DETERMINED BY MARKET CONDITIONS.

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(d) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434 CHECK THE FOLLOWING BOX.

                                                 CALCULATION OF REGISTRATION FEE
 ----------------------------------------------------------------------------------------------------------------------------------

                                                                      PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE          OFFERING               AGGREGATE          REGISTRATION
                 TO BE REGISTERED                    REGISTERED        PRICE PER UNIT        OFFERING PRICE(1)         FEE(2)
 ----------------------------------------------------------------------------------------------------------------------------------
 Class A Mortgage Backed Floating Rate Notes       $1,000,000,000           100%               $1,000,000,000         $92,000
 ----------------------------------------------------------------------------------------------------------------------------------

 (1)  Estimated for the purpose of calculating the registration fee.

 (2)  $92,000 previously paid with initial filing.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              CROSS REFERENCE SHEET

                  NAME AND CAPTION IN FORM S-11                                   CAPTION IN PROSPECTUS

    1.   Forepart of Registration Statement and Outside Front       Front Cover of Registration Statement; Outside
         Cover Page of Prospectus                                   Front Cover Page of Prospectus
    2.   Inside Front and Outside Back Cover Pages of Prospectus    Inside Front Cover Page of Prospectus; Outside
                                                                    Back Cover Page of Prospectus
    3.   Summary Information, Risk Factors and Ratio of Earnings    Summary; Risk Factors
         to Fixed Charges
    4.   Determination of Offering Price                                                    *
    5.   Dilution                                                                           *
    6.   Selling Security Holders                                                           *
    7.   Plan of Distribution                                       Plan of Distribution
    8.   Use of Proceeds                                            Use of Proceeds
    9.   Selected Financial Data                                                            *
   10.   Management's Discussion and Analysis of Financial          Description of the Trust; Description of the
         Condition and Results of Operations                        Assets of the Trust
   11.   General Information as to Registrant                       The Issuer Trustee, Macquarie Bank Limited and
                                                                    the Manager
   12.   Policy with respect to Certain Activities                                          *
   13.   Investment Policies of Registrant                          Description of the Transaction Documents and
                                                                    Parties
   14.   Description of Real Estate                                 Description of the Assets of the Trust; PUMA
                                                                    Residential Loan Program
   15.   Operating Data                                                                     *
   16.   Tax Treatment of Registrant and Its Security Holders       Material United States Federal Income Tax
                                                                    Consequences; Australian Tax Consequences
   17.   Market Price of and Dividends on the Registrant's Common                           *
         Equity and Related Stockholder Matters
   18.   Description of Registrant's Securities                     Description of the Class A Notes
   19.   Legal Proceedings                                                                  *
   20.   Security Ownership of Certain Beneficial Owners and        The Issuer Trustee, Macquarie Bank Limited and
         Management                                                 the Manager
   21.   Directors and Executive Officers                                                   *
   22.   Executive Compensation                                                             *
   23.   Certain Relationships and Related Transactions                                     *
   24.   Selection, Management and Custody of Registrant's          Description of the Class A Notes; Description of
         Investments                                                the Transaction Documents and Parties; PUMA
                                                                    Residential Loan Program
   25.   Policies with Respect to Certain Transactions              Description of the Class A Notes
   26.   Limitations of Liability                                   Description of the Transaction Documents and
                                                                    Parties
   27.   Financial Statements and Information                                               *
   28.   Interests of Named Experts and Counsel                                             *
   29.   Disclosure of Commission Position on Indemnification for   Part II of Registration Statement
         Securities Act Liabilities
   30.   Quantitative and Qualitative Disclosures about Market                              *
         Risk

    *    Not Applicable

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions are set forth below. All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the notes. All estimates in the table below which relate to estimated fees to be paid in Australian dollars have been converted to United States dollars using a rate of US$0.5462=A$1.00 which was the noon buying rate in New York City for cable transfers in Australian dollars certified for customs purposes by the Federal Reserve Bank of New York on May 14, 2002.

               SEC Registration Fee........................$ 100,000
               Printing and Engraving.......................$ 40,000
               Legal Fees and Expenses.....................$ 300,000
               Trustee Fees and Expenses....................$ 10,000
               Rating Agency Fees..........................$ 230,000
               Accounting Fees & Expenses.................. $ 40,000
               Miscellaneous................................$ 10,000
                    Total..................................$ 730,000


ITEM 32. SALES TO SPECIAL PARTIES.

         None.


ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

         The following information relates to securities of the registrant issued or sold by the registrant that were not registered under the Securities
Act:

         The registrant was incorporated on May 13, 1987. One hundred fully paid shares of A$1 each were issued to Macquarie Bank Limited on June 17, 1991, 49,900 fully paid shares of A$1 each were issued to Macquarie Bank Limited on May 22, 1992 and 1,500,000 fully paid shares of A$1 each were issued to Macquarie Bank Limited on March 30, 2001.


ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Clause 42(1) of the Constitution of the registrant, the registrant generally indemnifies every person who is or has been a director or secretary of the registrant, or a wholly-owned subsidiary of the registrant, against (i) every liability incurred by that person in that capacity (except any liability for legal costs), and (ii) all legal costs incurred by that person in defending any legal proceedings related to that person's capacity as a director or secretary in which judgment is given in that person's favor, or in which the person is acquitted, unless the liability is owed to the registrant or an affiliate of the registrant or the liability did not arise out of conduct taken in good faith. The registrant will not indemnify a director or secretary of the registrant, or a wholly-owned subsidiary of the registrant, for legal costs incurred by that person in defending against proceedings commenced by the Australian Securities and Investments Commission or a liquidator for a court order.

         In addition, pursuant to Clause 42(2) of the Constitution of the registrant, the registrant may pay or agree to pay an insurance premium to insure a director or secretary of the registrant, or a wholly-owned subsidiary of the registrant, against any liability for legal costs incurred by the person in that capacity, unless the liability arises out of conduct involving a willful breach of that person's duty to the registrant.

         However, the right of indemnity against the registrant and the right to recovery under any insurance contract may, in certain circumstances, be limited by the provisions of the Australian Corporations Act of 2001.

         The underwriting agreement will provide that the underwriters will indemnify the registrant and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933, relating to certain information provided or actions taken by the underwriters.

         Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   1.1    Form of Underwriting Agreement.*

   3.1    Constitution of Registrant.*

   4.1    Consolidated PUMA Trust Deed.*

   4.2    Form of Sub-Fund Notice.*

   4.3    Form of Security Trust Deed.*

   4.4    Form of Note Trust Deed.*

   4.5    Form of Note Terms and Conditions.*

   4.6    Form of Agency Agreement.*

   5.1    Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.*

   5.2    Opinion of Clayton Utz as to legality of the Notes.

   8.1 Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).*

   8.2    Opinion of Clayton Utz as to certain tax matters.*

  10.1 Interest Rate Swap with Deutsche Bank AG, Sydney Branch (ISDA Master Agreement, Schedule and form of Confirmation).*

  10.2 Interest Rate Swap with Morgan Guaranty Trust Company of New York, London Office (ISDA Master Agreement, Schedule and form of Confirmation).*

  10.3 Interest Rate Swap with UBS Australia Limited (ISDA Master Agreement, Schedule and form of Confirmation).*

  10.4 Interest Rate Swap with Commonwealth Bank of Australia (ISDA Master Agreement, Schedule and form of Confirmation).*

  10.5    Form of the Currency Swap.*

  10.6    Form of Redraw Facility Agreement.*

  10.7    Restated Management Deed.*

  23.1    Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).*

  23.2    Consent of Clayton Utz (included in Exhibit 8.2 hereof).*

  24.1    Power of Attorney.*

  25.1    Statement of Eligibility of Note Trustee.*

  99.1 Opinion of Clayton Utz as to Enforceability of U.S. Judgments against the Manager and the Issuer Trustee under Australian Law.*

* Previously filed.


ITEM 37.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 29th day of May, 2002.

                                        Macquarie Securitisation Limited

                                        By:       /s/ Diana Bergherr
                                           ------------------------------------
                                           Name: Diana Bergherr
                                           Title: Attorney-in-fact


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed, for and on behalf of Macquarie Securitisation Limited, by the following persons in the capacities and on the dates indicated.


         SIGNATURE                       TITLE                       DATE
         ---------                       -----                       ----

                                Anthony Peter Gill
 *                              Managing Director
----------------------------    (Principal Executive Officer)     May 16, 2002

                                Philip Jack Richards
 *                              Treasurer and Director
----------------------------    Principal Financial Officer       May 16, 2002

                                John Martin
 *                              Principal Accounting Officer      May 16, 2002
----------------------------

                                Frank Nicolas Ganis
 *                              Director                          May 16, 2002
----------------------------


*     /s/ Diana Bergherr
----------------------------
By: Diana Bergherr
Attorney-in-fact pursuant to a power of
attorney filed as Exhibit 24.1 to this
Registration Statement

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Registration Statement and signs this Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).

                                   MACQUARIE EQUITIES (USA) INC.

                                   By:      /s/ Diana Bergherr
                                      ------------------------------------
                                        Name:  Diana Bergherr
                                        Title: Compliance Director

                                        Address:  600 Fifth Avenue
                                                  Level 22
                                                  New York, New York 10020
                                                  (212) 548-2542

                                 EXHIBITS INDEX

 EXHIBIT NO.  DESCRIPTION OF EXHIBIT
 -----------  ----------------------
      1.1     Form of Underwriting Agreement.*

      3.1     Constitution of the Registrant.*

      4.1     Consolidated PUMA Trust Deed.*

      4.2     Form of Sub-Fund Notice.*

      4.3     Form of Security Trust Deed.*

      4.4     Form of Note Trust Deed.*

      4.5     Form of Note Terms and Conditions.*

      4.6     Form of Agency Agreement.*

      5.1     Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.*

      5.2     Opinion of Clayton Utz as to legality of the Notes.

      8.1 Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).*

      8.2     Opinion of Clayton Utz as to certain tax matters.*

     10.1 Interest Rate Swap with Deutsche Bank AG, Sydney Branch (ISDA Master Agreement, Schedule and form of Confirmation).*

     10.2 Interest Rate Swap with Morgan Guaranty Trust Company of New York, London Office (ISDA Master Agreement, Schedule and form of Confirmation).*

     10.3 Interest Rate Swap with UBS Australia Limited (ISDA Master Agreement, Schedule and form of Confirmation).*

     10.4 Interest Rate Swap with Commonwealth Bank of Australia (ISDA Master Agreement, Schedule and form of Confirmation).*

     10.5     Form of the Currency Swap.*

     10.6     Form of Redraw Facility Agreement.*

     10.7     Restated Management Deed.*

     23.1 Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).*

     23.2     Consent of Clayton Utz (included in Exhibit 8.2 hereof).*

     24.1     Power of Attorney.*

     25.1     Statement of Eligibility of Note Trustee.*

     99.1 Opinion of Clayton Utz as to Enforceability of U.S. Judgments against the Manager and the Issuer Trustee under Australian Law.*

   * Previously filed.